UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2020
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective May 8, 2020, American Insurance Acquisition, Inc. (“AIAI”), a subsidiary of Atlas Financial Holdings, Inc. (the “Company”), and the Director of Insurance of the State of Illinois, Robert Muriel (the “Director”), acting solely in his capacity as the statutory and court-affirmed successor to and rehabilitator (the “Rehabilitator”) of Gateway Insurance Company in rehabilitation (“Gateway”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Buckle Corp (“Buckle”). Pursuant to the Stock Purchase Agreement and subject to closing conditions, including certain insurance regulatory and court approvals, Buckle will acquire the stock (and thereby the charter and all rights to the state insurance licenses) of Gateway. The timing of such approvals may be impacted by COVID-19. Prior to the closing of the transaction, the Director, in his capacity as regulator and as Rehabilitator, will seek the entry of written court orders liquidating Gateway and approving the sale of the stock in, and channeling of the charter and rights to all licenses of, Gateway. The amount of $4,200,010, representing a portion of the purchase price, will be paid to the Rehabilitator for the benefit of the consolidated estates of the ASI Pool Companies at closing by Buckle. In addition, $500,000 will be escrowed and released as additional purchase price depending on how many insurance licenses of Gateway are in full force and effect without restriction following the closing. At the time of closing, affiliates of Buckle and affiliates of AIAI intend to enter into a general agency agreement relating to the transition of qualifying taxi, livery and limousine business written by Anchor Group Management, Inc., a wholly-owned indirect subsidiary of the Company (“AGMI”), to Gateway, as well as a program framework agreement relating to future administrative support to be provided by AIAI and AGMI in connection with the operation of Gateway. The parties also intend to discuss a claim handling arrangement following the closing.

The description of the Stock Purchase Agreement contained herein is a summary description only, and is qualified in its entirety by the terms of the Stock Purchase Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Stock Purchase Agreement dated May 8, 2020 by and among American Insurance Acquisition, Inc., the Director of Insurance of the State of Illinois, Robert Muriel, acting solely in his capacity as the statutory and court-affirmed successor to and rehabilitator of Gateway Insurance Company and Buckle Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
May 11, 2020